UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2017

Cinemark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective May 25, 2017, the board of directors (the “Board”) of Cinemark Holdings, Inc. (the “Company”, “we” or “our”) elected Ms. Nancy S. Loewe to the Board.

Ms. Loewe was elected to be a Class I director to fill the board seat formerly held by Mr. Don Soderquist. The Board has also named Ms. Loewe to serve on the Audit Committee.

As a non-employee director, Ms. Loewe shall be compensated according to our Third Amended and Restated Director Compensation Policy (the “Director Compensation Policy”) for non-employee directors. Pursuant to the Director Compensation Policy, Ms. Loewe will receive a base retainer fee of $60,000, an additional retainer of $10,000 for serving as a member of the Audit Committee, and an annual grant of restricted shares of the Company’s common stock, par value $0.001 (“Common Stock”) valued at $115,000. The number of restricted shares to be issued is determined by dividing $115,000 by the fair market value of a share of Common Stock on the grant date, rounded down to the nearest whole share. The initial award and each annual award generally vest on the first anniversary of the date of the grant, subject to continued service to the Company through the vesting dates.

We issued a press release on May 25, 2017, announcing the election of Ms. Loewe to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8K.

(e) Effective May 25, 2017, the 2017 Omnibus Incentive Plan (the “Omnibus Plan”) was approved by the stockholders of the Company. The Omnibus Plan replaces the Amended and Restated Cinemark Holdings, Inc. 2006 Long Term Incentive Plan, as amended (the “Incentive Plan”), and the Cinemark Holdings, Inc. Performance Bonus Plan, as amended, both of which have been terminated effective May 25, 2017. The Omnibus Plan permits the Board to award both equity and cash bonus incentives to employees, directors and consultants of the Company and its affiliates.

The foregoing description does not constitute a complete summary of the Omnibus Plan and is qualified in its entirety by reference to the complete text of the Omnibus Plan attached as Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 7, 2017.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) On May 25, 2017, Cinemark Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).

(b) There were five items submitted to stockholders at the Annual Meeting.

1.	Election of three Class I directors to serve for three years on our Board;

2.	Ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accountant for the fiscal year ending December 31, 2017;

3.	Approval of the Omnibus Plan;

4.	Advisory vote on executive compensation; and

5.	Advisory vote on the frequency of vote on executive compensation

The items are described in greater detail in the Company’s definitive proxy statement filed with the SEC on April 7, 2017.

The final voting results were as follows:

Item 1:	Election of Directors

The stockholders voted to elect three Class I directors. All nominees were elected and the stockholders cast votes for the nominees as follows:

Nominee	For	Withheld	Broker Non-Votes
Steven P. Rosenberg	103,869,499	1,642,776	4,160,484
Enrique F. Senior	104,834,878	677,397	4,160,484
Nina Vaca	104,924,659	587,616	4,160,484

Item 2:	Ratification of the Appointment of Deloitte & Touche, LLP as the Company’s Independent Registered Public Accountant

The stockholders ratified the appointment of Deloitte & Touche, LLP as our independent registered public accountant for the fiscal year ending December 31, 2017. Stockholders cast votes for the ratification as follows:

	For	Against	Abstain
Ratification of the Appointment of Deloitte & Touche, LLP	107,580,463	820,645	1,271,651

Item 3:	Approval of the 2017 Omnibus Incentive Plan

The stockholders voted to adopt the Omnibus Plan. The stockholders cast votes for the approval as follows:

	For	Against	Abstain	Broker Non-Votes
Approval of the Omnibus Plan	96,727,232	8,666,704	118,339	4,160,484

Item 4:	Advisory Vote on Executive Compensation

The stockholders adopted, on a non-binding, advisory basis, a resolution approving the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, compensation tables and narrative discussion. The stockholders cast votes for the proposal as follows:

	For	Against	Abstain	Broker Non-Votes
Advisory Vote on Executive Compensation	99,187,985	6,194,595	129,695	4,160,484

Item 5:	Advisory Vote on Frequency of Vote on Executive Compensation

The stockholders recommended, on a non-binding, advisory basis, the frequency of future stockholder votes on the compensation of the Company’s named executive officers. The stockholders cast votes for the proposal as follows:

	1 Year	2 Years	3 Years	Abstain
Frequency of Advisory Vote on Executive Compensation	94,312,285	79,502	11,010,047	110,441

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated May 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier
Name:	Michael D. Cavalier
Title:	Executive Vice President - General Counsel

Date: May 31, 2017

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